Exhibit 10.4

FORM OF AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FORM OF AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), dated as of ______, 2018 (the “Amendment Date”), is entered into by and between Cascadian Therapeutics, Inc. (the “Company”) and _________ (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Executive Employment Agreement, made effective as of ______ (the “Agreement”), pursuant to which Executive is currently employed by Company; and

WHEREAS, the Company and Executive each desire to amend the terms of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises in this Amendment, the parties hereto hereby amend the Agreement as follows, effective as of the date hereof, in the following particulars:

1.     A new Section 6.4 is hereby added to the Agreement and the remaining sections are renumbered accordingly:

“6.4 The Company hereby agrees that, if the Executive is deemed a Disqualified Individual, as such term is defined in Section 280G of the Code, with respect to a Change in Control of the Company, the Company will pay a tax preparer of the Executive’s choosing for three (3) tax years of tax preparation services following the Change in Control.”

2.     In all other respects, the provisions of the Agreement are hereby ratified and confirmed, and they shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day first above written.

CASCADIAN THERAPEUTICS, INC.	EXECUTIVE

By:
Its: